30

PREPARED BY AND AFTER
RECORDING RETURN TO:

George C. Dunlap, Jr.
Jenkens & Gilchrist
1445 Ross Avenue, Suite 3200
Dallas, Texas 75202

200435440 30 PGS

OFFICIAL RECORDS JACKSON COUNTY
Terry Miller
CHANCERY CLERK
RECORDING FEE: $31.00
#200435440 BK:1362 PG:543-572
11/17/2004 04:47 PM 30 PGS
JFRAZIER,DC Receipt #019523

ASSIGNMENT OF LEASES, RENTS AND CONTRACTS

THIS ASSIGNMENT OF LEASES, RENTS AND CONTRACTS ("Assignment") dated as of the 17th day of November, 2004, is made by **THE GRAND SHELL LANDING, INC.**, a Mississippi corporation ("Assignor"), in favor of **TEXTRON FINANCIAL CORPORATION**, a Delaware corporation ("Lender").

WHEREAS, Lender has agreed to make a loan (the "Loan") to Assignor, as evidenced by a Promissory Note dated concurrently herewith in the original principal amount of Six Million Four Hundred Thousand and No/100 Dollars ($6,400,000.00) (the "Note"). The Note is secured by (i) this Assignment, (ii) a Deed of Trust, Security Agreement and Fixture Filing (the "Deed of Trust") dated concurrently herewith and encumbering certain real property, together with all improvements now or hereafter constructed thereon (the "Property") located in Jackson County, Mississippi, which real property is more particularly described in **Exhibit "A"** attached hereto and incorporated herein, and (iii) certain other documents and instruments which by their terms evidence or recite that they have been given as security for the Note and the performance of the covenants and obligations described in the Note, this Assignment, or the Deed of Trust (all of such documents and instruments are hereinafter collectively referred to as the "Security Documents").

WHEREAS, the execution and delivery of this Assignment to Lender is a condition of Lender making the Loan.

NOW, THEREFORE, in consideration of the Loan and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

1. Assignment. For value received, Assignor hereby absolutely and irrevocably conveys, transfers and assigns to Lender:

(a) All of Assignor's right, title and interest in and to any and all existing or future leases, subleases, licenses, concessions or other oral or written agreements which demise or grant a possessory interest in or the right to use all or any portion of the Property (the "Leases"), together with all modifications, extensions, replacements and renewals of the Leases and all guarantees of and security for the obligations of any and all tenants (collectively, "Tenants") under the Leases, and all of Assignor's right and power to modify and amend the Leases.

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IN WITNESS WHEREOF, Assignor has executed this instrument as of the day and year first above written.

THE GRAND SHELL LANDING, INC.,
a Mississippi corporation

By: ______________________________
Carl Crawford, President

STATE OF Mississippi §
§
COUNTY OF Jackson §

Personally appeared before me, the undersigned authority in and for the said county and state, on this 17th day of November, 2004, within my jurisdiction, the within named Carl Crawford, who acknowledged that he is the President of **THE GRAND SHELL LANDING, INC.**, a Mississippi corporation, and that for and on behalf of said corporation, and as its act and deed he signed, delivered and executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

WITNESS my hand, at office, this 17th day of November, 2004.

Notary Public

My Commission Expires: 10.17.08

MY COMMISSION EXPIRES OCTOBER 17, 2008

ROBYN LEIGH BEAL NOTARY PUBLIC JACKSON COUNTY, MS

DALLAS4 674800v2 11288-22222